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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Oglebay Norton Holding Company and related Proxy Statement-Prospectus of Oglebay Norton Company and Oglebay Norton Holding Company for the registration of 7,303,332 Oglebay Norton Holding Company Common Shares and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements of Oglebay Norton Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                            Ernst & Young LLP

Cleveland, Ohio
March 2, 1998